EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C SECTION 350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oakmont Acquisition Corp. (the “Company”) on Form 10-QSB for the period ending March 31, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Robert J. Skandalaris, Chairman and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2007

/s/ Robert J. Skandalaris
Robert J. Skandalaris
Chairman & Chief Executive Officer